Exhibit 4.1
CONSENT AND AMENDMENT NO. 1 TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT
          This CONSENT AND AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of July 9, 2010, and is entered into by and among PARK-OHIO INDUSTRIES, INC. and RB&W CORPORATION OF CANADA, as borrowers (collectively, the “Borrowers”), the EX-IM BORROWERS party to the Credit Agreement (as hereinafter defined), the other Loan Parties party to the Credit Agreement, the lenders party to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A.., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent.
WITNESSETH:
          WHEREAS, the Loan Parties, the Lenders, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of March 8, 2010 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);
          WHEREAS, the Borrowers have informed the Lenders that Supply Technologies LLC (“Supply”) desires to enter into an Accounts Receivable Purchase Agreement (the “ARPA”) with Wells Fargo Bank, N.A. (“Wells Fargo”) in substantially the form attached hereto as Exhibit A, pursuant to which Supply will sell to Wells Fargo certain accounts receivable owing to Supply from Whirlpool Corporation and certain of its Affiliates identified on Schedule 1 to the ARPA (collectively, the “Wells Fargo Transaction”); and
          WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders consent to the Wells Fargo Transaction and amend the Credit Agreement in certain respects in connection therewith, as more particularly set forth herein;
          NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Consent. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations set forth in Section 4 below, Administrative Agent and Lenders hereby consent to the Wells Fargo Transaction. This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents.

          2. Amendments. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
          (a) Definitions of the terms “Wells Fargo”, “Wells Fargo Purchase Agreement” and “Whirlpool Accounts” are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Wells Fargo” means Wells Fargo Bank, N.A.
     “Wells Fargo Purchase Agreement” means the Accounts Receivable Purchase Agreement dated July 6, 2010 between Supply Technologies LLC and Wells Fargo.
     “Whirlpool Accounts” means Accounts owing to Supply Technologies LLC by Whirlpool Corporation or one of its Subsidiaries or Affiliates identified on Schedule 1 to the Wells Fargo Purchase Agreement, as in effect on July 6, 2010.
          (b) The definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the “or” at the end of subclause (dd) of such definition, (ii) deleting the “.” at the end of subclause (ee) of such definition and replacing it with “; or” and (iii) adding the following subclause (ff) following subclause (ee) of such definition:
          (ff) at any time that the Wells Fargo Purchase Agreement is in effect, such Account has been accepted for purchase pursuant to such Wells Fargo Purchase Agreement.
          (c) Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of subclause (g) of such Section, (ii) deleting the “.” at the end of subclause (h) of such Section and replacing it with “; and” and (iii) adding the following subclause (i) following subclause (h) of such Section:
          (i) so long as the Wells Fargo Purchase Agreement remains in effect, Liens in favor of Wells Fargo to secure amounts owing by Supply Technologies LLC under such Wells Fargo Purchase Agreement and covering the Whirlpools Account and proceeds thereof.
          (d) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
           Section 6.15 Sale of Accounts.
     No Loan Party will sell or otherwise dispose of any notes receivable, Accounts or Export-Related Accounts, with or without recourse except (a) as permitted under Section 6.05(c), (b) so long as the applicable Supplier

Purchase Agreement remains in effect, sales of GM Accounts and Chrysler Accounts pursuant to Payment Option 1 of the applicable Supplier Purchase Agreement and the other terms of such Supplier Purchase Agreement, (c) so long as the Volvo Purchase Agreement and the applicable Volvo Supplier Agreements remain in effect, sales of Volvo Accounts pursuant to the terms of the Volvo Purchase Agreement and (d) so long as the Wells Fargo Purchase Agreement remains in effect, sales of Whirlpool Accounts pursuant to the terms of such Wells Fargo Purchase Agreement.
          3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Administrative Agent), each to be in form and substance satisfactory to Administrative Agent:
          (a) Administrative Agent shall have received a fully executed copy of this Amendment;
          (b) Administrative Agent shall have received a fully executed copy of the Wells Fargo Purchase Agreement;
          (c) Administrative Agent shall have been reimbursed for all reasonable costs, fees and expenses incurred by Administrative Agent or Lenders in connection with the preparation, execution, administration or enforcement of this Amendment;
          (d) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and
          (e) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
          4. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Administrative Agent and Lenders that:
          (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party and this Amendment has been duly executed and delivered such Loan Party;
          (b) each of the representations and warranties set forth in Article V of the Credit Agreement, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); and
          (c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

          5. Release.
          (a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, other representatives, and any consultants engaged by Administrative Agent and Lenders or their counsel (Administrative Agent and each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
          6. Acknowledgment of Loan Guarantor. Each Loan Guarantor hereby acknowledges that Borrowers, Administrative Agent and Lenders have amended the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Administrative Agent and Lenders would not amend the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect.
          7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
          8. References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
          9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.
          10. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
          11. Governing Law. This Amendment shall be a contract made under and governed by the laws of the state of Illinois, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWERS: PARK-OHIO INDUSTRIES, INC.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

RB&W CORPORATION OF CANADA
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

EX-IM BORROWERS: PARK-OHIO INDUSTRIES, INC.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

AJAX TOCCO MAGNETHERMIC CORPORATION
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
OTHER DOMESTIC LOAN PARTIES:
AJAX TOCCO MAGNETHERMIC CORPORATION
ATBD, INC.
BLUE FALCON TRAVEL, INC.
COLUMBIA NUT & BOLT LLC
CONTROL TRANSFORMER, INC.
FECO, INC
FORGING PARTS & MACHINING COMPANY
GATEWAY INDUSTRIAL SUPPLY LLC
GENERAL ALUMINUM MFG. COMPANY
ILS TECHNOLOGY LLC
INDUCTION MANAGEMENT SERVICES, LLC
INTEGRATED HOLDING COMPANY
INTEGRATED LOGISTICS HOLDING COMPANY
INTEGRATED LOGISTICS SOLUTIONS, INC.
LALLEGRO, INC.
LEWIS & PARK SCREW & BOLT COMPANY
PARK-OHIO FORGED & MACHINED PRODUCTS LLC
PARK-OHIO PRODUCTS, INC.
PHARMACEUTICAL LOGISTICS, INC.
PHARMACY WHOLESALE LOGISTICS, INC.
P-O REALTY LLC
PRECISION MACHINING CONNECTION LLC
RB&W MANUFACTURING LLC
RED BIRD, INC.
SNOW DRAGON LLC
SOUTHWEST STEEL PROCESSING LLC
ST HOLDING CORP.
STMX, INC.
SUMMERSPACE, INC.
SUPPLY TECHNOLOGIES (NY), INC.
SUPPLY TECHNOLOGIES LLC
THE AJAX MANUFACTURING COMPANY
THE CLANCY BING COMPANY
TOCCO, INC.
WB&R ACQUISITION COMPANY, INC.

By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

POVI L.L.C. By: Integrated Logistics Holding Company Its: Member
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

RB&W LTD. By: RB&W Manufacturing LLC Its: Sole Member
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

TW MANUFACTURING CO.
By	/s/ Shawn McNamara
	Name:	Shawn McNamara
	Title:	Vice President

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OTHER CANADIAN LOAN PARTIES: AJAX TOCCO MAGNETHERMIC CANADA LIMITED
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

SUPPLY TECHNOLOGIES COMPANY OF CANADA
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

JPMORGAN CHASE BANK, N.A., individually as Administrative Agent, as Domestic Issuing Bank, as Ex-Im Issuing Bank, as Ex-Im Revolving Lender, as Domestic Swingline Lender and as a Lender
By	/s/ David J. Waugh
	Name:	David J. Waugh
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent, as Canadian Issuing Bank, as Canadian Swingline Lender and as a Lender
By	/s/ David J. Waugh
	Name:	David J. Waugh
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By	/s/ Matthew Kasper
	Name:	Matthew Kasper
	Title:	Relationship Manager

U.S. BANK NATIONAL ASSOCIATION, Canada Branch, as a Canadian Revolving Lender
By	/s/ Paul Rodgers
	Name:	Paul Rodgers
	Title:	Principal Officer

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By	/s/ Douglas Hoffman
	Name:	Douglas Hoffman
	Title:	Vice President

PNC BANK Canada Branch, as a Canadian Revolving Lender
By	/s/ Mike Danby
	Name:	Mike Danby
	Title:	Assistant Vice President

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as a Lender and as a Canadian Revolving Lender
By	/s/ James G. Zamborsky
	Name:	James G. Zamborsky
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By	/s/ Trevor S. Townsend
	Name:	Trevor S. Townsend
	Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Canadian Revolving Lender
By	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Canadian Revolving Lender
By	/s/ Robert R. Conrad, Jr.
	Name:	Robert R. Conrad, Jr.
	Title:	Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender
By	/s/ Robert Beer
	Name:	Robert Beer
	Title:	Senior Vice President